


















<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Financial Statements of Unit Corporation and Subsidiaries under cover of Form 10-K for December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                             534
<SECURITIES>                                         0
<RECEIVABLES>                                   10,514
<ALLOWANCES>                                       116
<INVENTORY>                                      2,048
<CURRENT-ASSETS>                                14,026
<PP&E>                                         260,771
<DEPRECIATION>                                 164,752
<TOTAL-ASSETS>                                 110,922
<CURRENT-LIABILITIES>                           11,107
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,195
<OTHER-SE>                                      52,411
<TOTAL-LIABILITY-AND-EQUITY>                   110,922
<SALES>                                              0
<TOTAL-REVENUES>  <F1>                          53,074
<CGS>                                                0
<TOTAL-COSTS>     <F1>                          42,863
<OTHER-EXPENSES>                                 3,893
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               3,235
<INCOME-PRETAX>                                  3,083
<INCOME-TAX>                                     (688)
<INCOME-CONTINUING>                              3,751
<DISCONTINUED>    <F2>                             248
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     3,999
<EPS-PRIMARY>                                      .19
<EPS-DILUTED>                                      .19

<F1> Total revenues and total costs were reduced in 1995 as compared to prior quarters by a business combination in the Company's natural gas marketing segment which left the Company with a 34 percent equity interest in the new resulting entity of GED Gas Services, L.L.C..
<F2> GED Gas Services, L.L.C. sold its natual gas marketing operation to a third party in the fourth quarter of 1995 removing the Company from third party natural gas marketing operations. Prior year financial information was restated to present the Company's former natural gas marketing activity as a discontinued operation.


